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R.H. DONNELLEY REPORTS SECOND QUARTER 2009 RESULTS

•	Net Revenue of $566 Million

•	Adjusted EBITDA of $293 Million

•	Adjusted Free Cash Flow of $164 Million

CARY, N.C., August 4, 2009 — R.H. Donnelley Corporation, one of the nation's leading consumer and business-to-business local commercial search companies, today reported second quarter 2009 net revenue of $566 million, representing a 15 percent decline from second quarter 2008.  Adjusted EBITDA1 in the quarter was $293 million, down 20 percent from second quarter 2008.  Adjusted free cash flow in the quarter was $164 million – based on cash flow from operations of $121 million, capital expenditures of $6 million and $49 million related to reorganizational, restructuring and restricted stock unit payments – up from $159 million in second quarter 2008, primarily due to the termination of bond interest payments while in bankruptcy.  Second quarter advertising sales were $523 million, down 23 percent from advertising sales in the second quarter 2008.  Net loss was $75 million in the quarter compared to a net loss of $339 million in second quarter 2008.

“While the local ad sales environment remained very challenging, we made significant headway on several business priorities in the quarter,” said David C. Swanson, Chairman and CEO of R.H. Donnelley.  “We successfully negotiated a new, three-year union contract that covers approximately 420 employees and made great progress on our restructuring plans.  We still expect to emerge from Chapter 11 in early 2010 as a stronger company with a more sustainable capital structure.  We also continued to prudently manage the business and reduce costs while also investing in programs that drive additional value to advertisers."

1 Before the following expenses: (a) reorganization, (b) FAS 123 R, (c) restructuring and (d) restricted stock units related to the Business.com acquisition

Important information regarding operating results and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures can be found in the schedules and related footnotes of this press release, which should be thoroughly reviewed.  In addition, the forthcoming quarterly reports on Form 10-Q for the period ended June 30, 2009 for R.H. Donnelley and its subsidiaries that are SEC registrants should be carefully examined as they will contain important information, including the financial impact of filing voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period.  It is important to distinguish advertising sales from net revenue, which is recognized under the deferral and amortization method.

Helping Local Small- and Medium-Sized Businesses Reach More Customers
R.H. Donnelley’s integrated Dex® product solutions extend the marketing reach of local businesses.  Through its unique Dex® Advantage, customers' business information is leveraged and marketed through a single profile, and efficiently distributed via a variety of local search products.  Dex ensures advertisers’ business content and messages are found wherever, whenever and however consumers choose to search.  The Dex Advantage spans multiple media platforms for local advertisers including print with the Dex® directories; online and mobile devices with DexKnows.com; voice-activated directory search at 1-800-Call-Dex; and leading search engines and other online sites via Dex Net.

About R.H. Donnelley
R.H. Donnelley Corporation (OTC: RHDC) is one of the nation's leading consumer and business-to-business local commercial search companies.  The company delivers relevant search results for consumers and leads to small- and medium-sized businesses through its Dex-branded print yellow and white pages directories, Internet yellow pages site, mobile and voice search platforms as well as one of the largest pay–per-click ad networks in the U.S.  It also operates the nation’s leading business search engine and online directory through its Business.com subsidiary.  For more information, visit www.rhd.com and www.dexknows.com.

Safe Harbor Provision
Certain statements contained in this press release regarding R.H. Donnelley’s future operating results or performance or business plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.  Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to R.H. Donnelley or its management, have been used to identify such forward-looking statements.  All forward-looking statements reflect only R.H. Donnelley’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to R.H. Donnelley.  Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause R.H. Donnelley’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described in R.H. Donnelley’s publicly available reports filed with the SEC, which contain a discussion of various factors that may affect R.H. Donnelley’s business or financial results.  Such risks and other factors, which in some instances are beyond R.H. Donnelley’s control, include: the impact of our bankruptcy filings and the related Chapter 11 bankruptcy process on our business, financial condition or results of operations; changes in directory advertising spend and consumer usage; regulatory and judicial rulings; competition and other economic conditions; changes in the Company’s and the Company’s subsidiaries credit ratings; changes in accounting standards; adverse results from litigation, governmental investigations or tax related proceedings or audits; the effect of labor strikes, lock-outs and negotiations; successful integration and realization of the expected benefits of acquisitions; the continued enforceability of the commercial agreements with Qwest, Embarq and AT&T; our reliance on third-party vendors for various services; and other events beyond our control that may result in unexpected adverse operating results.  R.H. Donnelley is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers.  This press release is being furnished to the SEC through a Form 8-K.

(See attached tables)

R.H. DONNELLEY CORPORATION	Schedule 1
INDEX OF SCHEDULES

Schedule 1:	Index of Schedules

Schedule 2:	Unaudited Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2009 and 2008

Schedule 3:	Unaudited Condensed Consolidated Balance Sheets at June 30, 2009 and December 31, 2008

Schedule 4:	Unaudited Condensed Consolidated Statements of Cash Flows for the three and six months ended June 30, 2009 and 2008

Schedule 5:	Reconciliation of Non-GAAP Measures

Schedule 6:	Statistical Measure - Advertising Sales

Schedule 7:	Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures

R.H. DONNELLEY CORPORATION	Schedule 2
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Amounts in millions, except loss per share

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net revenue (1)	$565.6	$663.8	$1,167.6	$1,338.4
Expenses	279.4	309.2	574.9	639.5
Depreciation and amortization	142.3	119.5	285.2	237.8
Impairment charges (2)	-	660.2	-	3,123.9
Operating income (loss)	143.9	(425.1)	307.5	(2,662.8)
Interest expense, net	(161.5)	(234.3)	(360.3)	(430.1)
Gain on debt transactions, net (3)	-	159.2	-	159.2
Pre-tax loss before reorganization items, net and income taxes	(17.6)	(500.2)	(52.8)	(2,933.7)
Reorganization items, net (4)	(70.8)	-	(70.8)	-
Loss before income taxes	(88.4)	(500.2)	(123.6)	(2,933.7)
Tax (provision) benefit	12.9	161.3	(353.1)	971.7
Net loss	$(75.5)	$(338.9)	$(476.7)	$(1,962.0)

Loss per share (EPS):
Basic and Diluted	$(1.10)	$(4.93)	$(6.92)	$(28.51)
Shares used in computing EPS:
Basic and Diluted	68.9	68.8	68.9	68.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

R.H. DONNELLEY CORPORATION	Schedule 3
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

Amounts in millions

	June 30,	December 31,
	2009	2008
Assets
Cash and cash equivalents	$406.9	$131.2
Accounts receivable, net	951.8	1,027.0
Deferred directory costs	165.7	164.3
Other current assets	114.4	193.0
Total current assets	1,638.8	1,515.5

Fixed assets and computer software, net	170.5	188.7
Intangible assets, net	9,752.6	10,009.3
Other non-current assets	75.5	167.2
Total Assets	$11,637.4	$11,880.7

Liabilities and Shareholders' Deficit
Accounts payable and accrued liabilities	$125.7	$216.1
Accrued interest	5.0	181.1
Deferred directory revenue	978.0	1,076.3
Current portion of long-term debt	592.0	113.6
Total current liabilities not subject to compromise	1,700.7	1,587.1

Long-term debt (4)	3,023.4	9,508.7
Deferred income taxes, net	1,066.5	998.1
Other non-current liabilities	356.1	280.2
Total liabilities not subject to compromise	6,146.7	12,374.1

Liabilities subject to compromise (4)	6,430.0	-

Shareholders’ deficit	(939.3)	(493.4)

Total Liabilities and Shareholders' Deficit	$11,637.4	$11,880.7

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

Schedule 4

R.H. DONNELLEY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Amounts in millions

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Operating activities:
Net loss	$(75.5)	$(338.9)	$(476.7)	$(1,962.0)
Impairment charges (2)	-	660.2	-	3,123.9
Gain on debt transactions, net (3)	-	(159.2)	-	(159.2)
Depreciation and amortization	142.3	119.5	285.2	237.8
Deferred income taxes	(14.0)	(162.5)	352.7	(974.6)
Non-cash reorganization items, net (4)	20.3	-	20.3	-
Changes in working capital	25.2	(21.8)	(30.3)	(70.9)
Other	22.2	79.0	25.4	81.3
Net cash provided by operating activities	120.5	176.3	176.6	276.3

Investment activities:
Additions to fixed assets and computer software	(5.9)	(20.2)	(9.9)	(30.3)
Equity investment disposition	-	-	-	4.3
Net cash used in investing activities	(5.9)	(20.2)	(9.9)	(26.0)

Financing activities:
Credit facilities borrowings, net of costs	-	1,018.7	-	1,018.7
Credit facilities repayments	(207.4)	(1,099.8)	(229.4)	(1,191.2)
Borrowings under the Revolver	-	157.8	361.0	373.1
Revolver repayments	(18.7)	(163.8)	(18.7)	(396.2)
Debt issuance costs	-	(8.5)	-	(8.5)
Repurchase of common stock	-	-	-	(6.1)
Decrease in checks not yet presented for payment	(14.9)	(8.4)	(3.9)	(4.3)
Proceeds from employee stock option exercises	-	-	-	0.1
Net cash (used in) provided by financing activities	(241.0)	(104.0)	109.0	(214.4)

(Decrease) increase in cash and cash equivalents	(126.4)	52.1	275.7	35.9

Cash and cash equivalents, beginning of period	533.3	29.9	131.2	46.1

Cash and cash equivalents, end of period	$406.9	$82.0	$406.9	$82.0

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

Schedule 5a
R.H. DONNELLEY CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Amounts in millions

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Reconciliation of net loss - GAAP to EBITDA and Adjusted EBITDA (5)

Net loss - GAAP	$(75.5)	$(338.9)	$(476.7)	$(1,962.0)
Plus (less) tax provision (benefit)	(12.9)	(161.3)	353.1	(971.7)
Plus interest expense, net	161.5	234.3	360.3	430.1
Plus depreciation and amortization	142.3	119.5	285.2	237.8
EBITDA	$215.4	$(146.4)	$521.9	$(2,265.8)

Impairment charges (2)	-	660.2	-	3,123.9

Gain on debt transactions, net (3)	-	(159.2)	-	(159.2)

SFAS No. 123 R compensation expense (including Long-Term Incentive Plan)	4.6	5.5	8.6	16.3

Restricted stock unit expense related to the Business.com acquisition	0.2	1.2	0.4	3.2

Restructuring costs	2.0	4.6	11.1	4.6

Reorganization items, net (4)	70.8	-	70.8	-

Adjusted EBITDA	$293.0	$365.9	$612.8	$723.0

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

R.H. DONNELLEY CORPORATION	Schedule 5b
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
(unaudited)

Amounts in millions

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Reconciliation of cash flow from operations - GAAP to adjusted free cash flow

Cash flow from operations - GAAP	$120.5	$176.3	$176.6	$276.3
Add: Cash reorganization payments	44.7	-	47.0	-
Add: Cash restructuring payments	4.4	1.5	17.8	1.5
Add: Cash restricted stock unit payments related to the Business.com acquisition	0.2	1.2	0.4	3.5
Adjusted cash flow from operations	169.8	179.0	241.8	281.3
Less: Additions to fixed assets and computer software - GAAP	5.9	20.2	9.9	30.3
Adjusted free cash flow	$163.9	$158.8	$231.9	$251.0

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Reconciliation of interest expense - GAAP to adjusted interest expense (6)

Interest expense - GAAP	$161.5	$234.3	$360.3	$430.1
Plus: Amortization of fair value adjustment due to purchase accounting	3.0	4.4	7.7	8.6
Less: One-time expense related to ineffective interest rate swaps as a result of the refinancings completed during the second quarter of 2008	-	(42.9)	-	(42.9)

Adjusted interest expense	$164.5	$195.8	$368.0	$395.8

	As of	As of
	June 30, 2009	December 31, 2008

Reconciliation of debt – GAAP to net debt and net debt - excluding fair value adjustment (6) (7)

Debt - GAAP	$3,615.4	$9,622.3
Less: Cash and cash equivalents	(406.9)	(131.2)
Net debt	3,208.5	9,491.1

Less: Fair value adjustment due to purchase accounting	-	(86.2)
Net debt - excluding fair value adjustment	$3,208.5	$9,404.9

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

R.H. DONNELLEY CORPORATION	Schedule 6
STATISTICAL MEASURE
CALCULATION OF ADVERTISING SALES PERCENTAGE CHANGE OVER PRIOR YEAR PERIODS
(unaudited)

Amounts in millions, except percentages

	Six Months Ended	Three Months Ended
	June 30, 2009	June 30	March 31	December 31	September 30

2009 Advertising sales (8)	$1,121.0	$522.8	$598.1

2008 Advertising sales disclosed in 2008 Form 10-K and Forms 10-Q	1,395.9	678.3	717.6	$618.4	$503.6

2007 Advertising sales disclosed in 2007 Form 10-K and Forms 10-Q	-	-	-	700.3	541.6

Adjustments primarily related to changes in publication dates	(1.5)	(2.5)	1.0	0.1	7.7

2008 Pro forma advertising sales	1,394.4	675.8	$718.6

2007 Pro forma advertising sales				$700.4	$549.3

Pro forma advertising sales percentage change over prior year periods	(19.6)%	(22.6)%	(16.8)%	(11.7)%	(8.3)%

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

R.H. DONNELLEY CORPORATION	Schedule 7
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AND NON-GAAP MEASURES

(1)
Our advertising revenues are earned primarily from the sale of advertising in yellow pages directories that we publish. Revenue from the sale of such advertising is deferred when a directory is published, net of estimated sales claims, and recognized ratably over the life of a directory, which is typically 12 months. Advertising revenues also include revenues for Internet-based advertising products, including our proprietary local search site, dexknows.com and Dex Net. Revenues with respect to our Internet-based advertising products that are sold with print advertising are initially deferred until the service is delivered or fulfilled and recognized ratably over the life of the contract. Revenues with respect to Internet-based services that are not sold with print advertising are recognized as delivered or fulfilled.

(2)
As a result of the decline in the trading value of our debt and equity securities during the first and second quarters of 2008 and continuing negative industry and economic trends that have directly affected our business, we performed impairment tests of our goodwill, definite-lived intangible assets and other long-lived assets in accordance with SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”) and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”), respectively. Based upon this analysis, we recognized non-cash goodwill impairment charges of $2.5 billion and $660.2 million during the three months ended March 31, 2008 and June 30, 2008, respectively, for total non-cash goodwill impairment charges of $3.1 billion during the six months ended June 30, 2008. As a result of these impairment charges, we have no recorded goodwill at December 31, 2008 or June 30, 2009.

(3)
On June 25, 2008, RHD completed an exchange of its senior notes and senior discount notes for new senior notes ("debt transactions"). Please refer to our Current Report on Form 8-K filed on June 25, 2008 for additional information. The debt transactions have been accounted for as an extinguishment of debt.

(4)
For the three and six months ended June 30, 2009, the Company recorded reorganization items on a separate line item on the condensed consolidated statement of operations in accordance with Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code (“SOP 90-7”).  Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the bankruptcy code and include certain expenses such as professional fees, the write-off of unamortized deferred financing costs, net premiums / discounts and fair value adjustments due to purchase accounting associated with long-term debt classified as liabilities subject to compromise (see Note 7 below), and rejected leases. Additionally, in accordance with SOP 90-7, liabilities are segregated between liabilities not subject to compromise and liabilities subject to compromise on the condensed consolidated  balance  sheet. The  Company's  senior  notes, senior  discount  notes and senior  subordinated  notes have been classified as  liabilities subject to compromise at June 30, 2009 and the Company's credit facilities have been excluded from liabilities subject to compromise at June 30, 2009.

(5)
EBITDA and Adjusted EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for net loss prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is determined by adjusting EBITDA for items such as (i) impairment charges, (ii) gain on debt transactions, net, (iii) stock-based compensation in accordance with SFAS No. 123 (R), Share-Based Payment, (iv) restricted stock unit expense related to the Business.com Acquisition, (v) restructuring costs, and (vi) reorganization items, net.

(6)
As a result of purchase accounting, RHD was required to adjust the carrying value of Dex Media’s debt at January 31, 2006 to its fair value. Adjusted interest expense eliminates the interest benefit resulting from the amortization of the fair value adjustment to Dex Media's debt. Due to filing the Chapter 11 petitions, the remaining unamortized fair value adjustments due to purchase accounting at May 28, 2009 were written-off and recognized as a reorganization item on the condensed consolidated statement of operations for the three and six months ended June 30, 2009.

(7)
Net debt represents total debt less cash and cash equivalents on the respective date. Net debt – excluding fair value adjustments represents net debt adjusted to remove the remaining fair value purchase accounting adjustment of Dex Media’s debt noted in footnote 6 above. The Company has reclassified $6.1 billion of our senior notes, senior discount notes and senior subordinated notes to liabilities subject to compromise on the unaudited condensed consolidated balance sheet at June 30, 2009.

(8)
Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period.  It is important to distinguish advertising sales from net revenue, which is recognized under the deferral and amortization method.